EX-99.d.6.i

AMENDMENT NO. 3 TO EXHIBIT A
OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 3 dated October 30, 2024 to EXHIBIT A to the Second Amended and Restated Sub-Advisory Agreement dated January 2, 2021 (the “Agreement”) between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE INVESTMENT MANAGEMENT AUSTRIA kapitalanlage ag (the “Sub-Adviser”), lists the Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

FUND	ASSET ALLOCATION Fee	INVESTMENT MANAGEMENT Fee[1]	EFFECTIVE DATE
Delaware Group® Equity Funds V – Delaware Wealth Builder Fund	0.12%	0.20%	June 11, 2020
Delaware VIP Trust – Macquarie VIP Total Return Series	0.12%	0.20%	June 11, 2020
Delaware Pooled Trust – Delaware Global Listed Real Assets Fund	0.12%	0.20%	January 1, 2021
Delaware Ivy Multi-Asset Income Fund	0.12%	0.20%	February 29, 2024
Delaware Ivy Asset Strategy Fund	0.12%	0.20%	February 29, 2024
Delaware Ivy Balanced Fund	0.12%	0.20%	February 29, 2024
Macquarie VIP Asset Strategy Series	0.12%	0.20%	February 29, 2024
Macquarie VIP Balanced Series	0.12%	0.20%	February 29, 2024

1 To be charged on assets actively managed by Sub-Adviser in a sleeve of each Fund.

FUND	ASSET ALLOCATION Fee	INVESTMENT MANAGEMENT Fee[1]	EFFECTIVE DATE
Macquarie VIP Pathfinder Conservative Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Moderately Conservative Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Moderate Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Moderate – Managed Volatility Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Moderately Aggressive Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Moderately Aggressive – Managed Volatility Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Aggressive Series	0.12%		November 15, 2021
Macquarie VIP Pathfinder Moderately Conservative – Managed Volatility Series	0.12%		November 15, 2021
Macquarie Global Allocation Fund	0.06% Up to $500 million; 0.05% over $500 million to $1 billion; 0.04% over $1 billion to $2 billion; 0.03% over $2 billion in net assets		October 30, 2024

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 3 to Exhibit A as of the date set forth above.

DELAWARE MANAGEMENT COMPANY, A series of Macquarie Investment Management Business Trust		MACQUARIE INVESTMENT MANAGEMENT AUSTRIA kapitalanlage ag

By:	/s/ Susan Natalini	By:	/s/ Gerhard Aigner
Name:	Susan Natalini	Name:	Gerhard Aigner
Title:	Senior Vice President-Division Director	Title:	Division Director

		By:	/s/ Rene Kreisl
		Name:	Rene Kreisl
		Title:	Board Member

Agreed to and accepted as of the day and year first above written:

Delaware Group Equity Funds V		Delaware pooled Trust

By:	/s/ Daniel Geatens	By:	/s/ Daniel Geatens
Name:	Daniel Geatens	Name:	Daniel Geatens
Title:	Senior Vice President-Division Director	Title:	Senior Vice President-Division Director

Delaware VIP Trust		IVY FUNDS

By:	/s/ Daniel Geatens	By:	/s/ Daniel Geatens
Name:	Daniel Geatens	Name:	Daniel Geatens
Title:	Senior Vice President-Division Director	Title:	Senior Vice President-Division Director

IVY VARIABLE INSURANCE PORTFOLIOS

		By:	/s/ Daniel Geatens
		Name:	Daniel Geatens
		Name:	Senior Vice President-Division Director